SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).  Information contained herein relating to an individual Registrant is filed by such registrant on its own behalf.  Each Registrant makes representations only as to information relating to itself.

Item 1.01	Entry into a Material Definitive Agreement

On March 1, 2007, KCP&L filed a rate increase request with the Kansas Corporation Commission (KCC), requesting an additional approximate $47 million in annual revenues, with approximately $13 million of that amount treated for accounting purposes as an increase to KCP&L’s depreciation reserve.  KCP&L has reached a negotiated settlement of its request with certain parties to the rate proceedings, and on September 12, 2007, filed a Joint Stipulation and Agreement (Agreement) containing the settlement with the Kansas Corporation Commission (KCC).

The parties to the Agreement are KCP&L, the Staff of the KCC, and the Citizens’ Utility Ratepayers Board (CURB).  The Agreement stipulates a $28 million increase in annual revenues effective January 1, 2008, with $11 million of that amount treated for accounting purposes as an increase to KCP&L’s depreciation reserve.  The Agreement also recommends an Energy Cost Adjustment Clause (ECA) tariff.  The ECA tariff will reflect the projected annual amount of fuel, purchased power, emission allowances and transmission costs and asset-based off-system sales margin.  The ECA tariff provides that these projected amounts are subject to quarterly re-forecasts.  Any difference between the ECA revenue collected and the actual ECA amounts for a given year (which may be positive or negative) will be recovered over twelve months beginning April 1 of the succeeding year.

The Agreement recommends various other provisions, including but not limited to: (i)  establishing an energy efficiency rider as an interim mechanism to recover deferred costs incurred for affordability, energy efficiency and demand side management programs; (ii) establishing for regulatory purposes annual pension cost for the period beginning January 1, 2008, of approximately $40 million ($18 million on a Kansas jurisdictional basis), including amounts capitalized and amounts billed to the other joint owners of KCP&L’s power plants, through the creation of a regulatory asset or liability, as appropriate; (iii) amortizing over ten years the costs incurred in 2006 of approximately $9 million ($4 million on a Kansas jurisdictional basis) associated with skill set realignment; and (iv) setting at 8.3% the equity rate used to calculate the equity component of the allowance for funds used during construction rate calculation for Iatan 2 as of January 1, 2008.  The treatment of pension costs in the Agreement is consistent with KCP&L’s last Kansas rate order.

The Agreement is subject to KCC approval, and the Agreement is voidable if not approved in its entirety.  KCP&L anticipates a hearing will be held on September 19, 2007 to take testimony regarding the Agreement.  It is possible that the KCC may approve the Agreement with changes, or may not approve the Agreement.

Item 8.01	Other Events

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Terry Bassham
Terry Bassham
Chief Financial Officer

Date: September 13, 2007